Exhibit 10.23

LETTER AGREEMENT

This Letter Agreement takes effect January 1, 2005, between HemoSense, Inc. (“HemoSense”), a corporation with an office at 651 River Oaks Parkway, San Jose, CA 95134, and I-Med-Partner GmbH (“Distributor”), a company with an office at Kirchstrasse 16, 63500 Seligenstadt, Germany.

Preamble:

A. Hemosense has released a new product to the market: the INRatio Prothrombin Time PT Monitoring System (in the following called “Product”). The system is designed to deliver in less than 2 minutes a PT/INR result from a small volume of capillary blood (< 20 µl). The product can be used by both, medical professionals and patients, provided patients have received appropriate training beforehand.

B. Hemosense desires sell Product to Distributor solely for purposes of further distribution to HemoSense’s current non-exclusive distributor of the Product, Ina Battke KG (“Inamed”) in the eastern Germany area (defined as Berlin, Brandenburg, Meclenburg-Vorpommern, Saxony and Saxony-Anhalt) (the “Territory”), on the terms set forth in this Letter Agreement.

C. Distributor desires to purchase Product from Hemosense for resale to Inamed, on the terms set forth in this Letter Agreement.

Hemosense and the Distributor therefore agree as follows:

Agreement:

1.	To acquire Product from Hemosense for further resale and distribution to Inamed, Distributor shall submit written purchase orders to Hemosense. All Product purchase orders from Distributor are subject to the terms of this Letter Agreement, including certain standard Hemosense terms and conditions of sale attached and incorporated into this Letter Agreement as Schedule A. No terms of any Distributor purchase orders shall in any way modify or add to these terms.

2.	Distributor shall place purchase orders with HemoSense preferably not more than once a month and as necessary for Distributor to maintain a consistent 8-week inventory of Products.

3.	In addition, by the 15th day of each month, Distributor shall additionally provide HemoSense with an updated rolling forecast for the next 6-month period. Forecasts do not bind the Distributor, but represent Distributor’s best, good faith estimates of its anticipated Product orders.

4.	Minimum-order quantities are [***] U.S. dollars per order.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

5.	The Product prices that shall apply to Distributor’s purchases under this Letter Agreement shall be equal to the Inamed Prices (as defined below), less [***]% on INRatio kits and strips and [***]% on all other miscellaneous Products.

6.	All prices are Delivery Duty Unpaid (“DDU,” as defined in Incoterms 2000) at Distributor’s single “ship to” address in Germany. Risk of loss or damage to Products shall transfer from HemoSense to Distributor at the DDU point.

7.	Hemosense shall submit an invoice to Distributor upon each shipment of Product ordered by Distributor. Invoices shall be submitted in U.S. dollars. Since the Product prices are derived, under Section 5 above, from the Inamed Prices (which are stated in Euros) Hemosense’s initial invoices shall be based on the exchange rate for conversion of Euros to U.S. dollars (that is, the number of U.S. dollars that equals one (1) Euro) for the last day of the month immediately preceding the invoice date as reported in The Wall Street Journal. To the extent such exchange rate on the actual date of shipment differs from that initially applied, then within 10 days after the last day of the month in which the shipment occurred, Hemosense shall issue Distributor a credit memo (where the exchange rate has decreased and the Euro has become weaker relative to the U.S. Dollar) or a debit memo (where the exchange rate has increased and the Euro has become stronger relative to the U.S. Dollar). The specific amount of the credit and debit memo shall equal the percentage change in the exchange rate multiplied by the number of U.S. dollars initially invoiced to Distributor.

8.	Payment terms to Hemosense are 30 days net from the date of Hemosense’s invoice. A [***]% cash discount will apply if the invoice is paid within [***] of invoice date. Payments shall be made in U.S. dollars, in immediately available funds, to a bank account that HemoSense designates.

9.	With respect to Inamed, Distributor shall accept and fulfill all Product purchase orders that:

a.	Distributor receives from Inamed under the Distributor Agreement dated April 7, 2003 between Hemosense Inamed (the “Inamed Agreement”);

b.	Comply with the terms and conditions of the Inamed Agreement; and

c.	Distributor can fulfill out of the then-existing inventory of Product maintained by the Distributor under this Letter Agreement.

10.	Distributor shall determine its own resale prices with respect to Product resales the Distributor makes to Inamed under this Letter Agreement; provided that in no event shall such resale prices exceed the Product prices Inamed is entitled to receive under the Inamed Agreement (the “Inamed Prices”). The Inamed Prices in effect as of this Letter Agreement’s effective date are set forth in Schedule B (attached and incorporated into this Letter Agreement).

11.	Hemosense shall pay [***] in consideration of Distributor’s performance under this Letter Agreement. Such amount, plus the difference between the amounts Distributor pays to Hemosense for Products and the amounts the Distributor receives on the subsequent authorized resales of the Products to Inamed, shall be Distributor’s sole compensation under this Agreement.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

12.	Distributor shall indemnify and hold Hemosense harmless against all claims, judgments, settlements, costs, liabilities, damages and expenses (including reasonable attorneys’ fees) payable to third parties on account of any Hemosense breach of the Inamed Agreement caused by, resulting from or arising out of any act or omission of Distributor under this Letter Agreement.

13.	The Letter Agreement is subject to a continued agreement between HemoSense and Inamed; Hemosense or Distributor may terminate this Letter Agreement in its discretion upon 60 days prior written notice to the other party.

14.	Distributor shall try within reasonable terms to sell to Inamed what ever inventory they have on stock at the end of the contract after termination and HemoSense will use commercially reasonable efforts to assist Distributor in Distributor’s efforts to sell such inventory.

15.	This Letter Agreement states the entire agreement between Hemosense and Distributor on the subject matter hereof. No amendment or modification of this letter will be valid or binding upon the parties unless made in writing and signed by the duly authorized representatives of both Hemosense and Distributor. The laws of the state of California, without regard to conflict-of-laws principles, govern this Letter Agreement.

(place) _____________________, (date)                         May 6                            , 2005

/s/ James D. Merselis	/s/ Illegible
Hemosense Inc.	I-Med-Partner GmbH

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

SCHEDULE A

HEMOSENSE STANDARD TERMS AND CONDITIONS OF SALE

1.	Taxes. Distributor shall pay all amounts under this agreement free and clear of, and without reduction for, any all taxes (including, without limitation, sales, use, value-added, excise, income, withholding or similar taxes), customs or other duties. Distributor – not HemoSense – is solely responsible for any duties imposed by any governmental agency on the import of the Products.

2.	Orders and Acceptance. No purchase order is binding until accepted by HemoSense in writing.

3.	Inspection and Return of Product. Distributor shall inspect all Product upon receiving it, and may reject any item that fails to conform to the then-current specifications included with the Product when shipped. To reject Product, Distributor shall, within ten business days after Product receipt, notify HemoSense in writing of the reason(s) for its rejection and request a return material authorization (“RMA”) number. Within ten business days after receiving the RMA number, Distributor shall return the rejected Product to HemoSense’s designated return facility, freight collect and properly insured, in its original shipping carton with the RMA number displayed on the outside of the carton. If HemoSense confirms the defect, HemoSense shall, at HemoSense’s option and expense, either repair or replace the Product, and pay the shipping charges for the delivery of the repaired or replacement Product to Inamed; otherwise, for defects that HemoSense is unable to confirm, Distributor shall be responsible for all shipping charges.

4.	End-User Warranties. The Product documentation that accompanies the Products when shipped includes a Product warranty that runs directly from Hemosense to the end-user. Other than the warranties made to the end user, HEMOSENSE PROVIDES NO OTHER WARRANTY, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE PRODUCT

5.	Limitation of Liability. IN NO EVENT SHALL HEMOSENSE BE LIABLE FOR LOST PROFITS OR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, INCLUDING NEGLIGENCE, ARISING OUT OF THIS AGREEMENT. IN NO EVENT SHALL THE LIABILITY OF HEMOSENSE FOR OTHER DAMAGES EXCEED THREE MILLION DOLLARS ($3,000,000), OR THE AGGREGATE AMOUNTS RECEIVED BY HEMOSENSE IN THE PRIOR 12-MONTH PERIOD UNDER THIS AGREEMENT, WHICHEVER IS LESS.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Schedule B

HemoSense, Inc.

Distribution Agreement Prices: Inamed                         2005

Discount prices related to cumulated quantities ordered

			Box 1	Box 2	Box 3
Part No.	Product Description	Euro Standard Price	[***]	INRatio Kits [***]	[***] - >>>
0100008	INRatio testing kit comprising	[***]€	[***]€	[***]€	[***]€
INRatio meter
INRatio self-test user’s guide
Quick ref. guide
Patient results log
Auto-lancet device
12 blood lancets
	4 AA batteries		Total Quantity of packs per box:

	Carrying tote		Box 1	Box 2	Box 3
	INRatio test strips – box of 12 #0100071		INRatio Strips
			[***]	[***]	[***] - >>>
0100071	INRatio test strips – box of 12	[***]€	[***]€	[***]€	[***]€

			[***]	[***]	[***] - >>>
0100139	INRatio test strips – box of 48	[***]€	[***]€	[***]€	[***]€

0200122	12 Unilet GP lancets	[***]€
0200138	100 Unilet GP lancets	[***]€
0200121	Auto-lancet device	[***]€
0902009	50 Unistik 2 Single Use Lancets	[***]€
0200116	INRatio self-test user’s guide	[***]€
0200016	Carrying tote	[***]€
0200083	Patient results log 100 pack	[***]€
0100260	Power supply international 200 Volt	[***]€
0200235	Microsafe tubes	[***]€
0200026	INRatio Data Cable (when available)	[***]€

Each box represents a quantity of strips. Strips can be ordered in packs of 12 and 48. Orders placed over time cumulate to the quantity of strip packs in that Box. Once this number is reached the prices of the following box apply. Same principle applies for INRatio Kits of which orders will add up to the quantity of the Box in order to apply the prices in the next box.

Additional Arrangements

		Quantity
Trainer Starter Pack
0100008	INRatio testing kit	2
0100071	INRatio test strips – box of 12	2
0200122	12 Unilet GP lancets	2

Will be provided [***] at each newly acquired Trainingsite (Schulungszentrum)

		Quantity
Trainer Pack
0100139	INRatio test strips – box of 12	2
0200122	12 Unilet GP lancets	2

Will be provided [***] every[***] newly ordered INRatio Kits (#0100008)

Price list 2005 Inamed boxes 1

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Schedule of Prices in U.S. Dollars Related to Section 5 of the Letter Agreement

As of the Signing date of the Agreement

International Distribution Agreement Prices with I-Med-Partner

Conversion of Euro to U.S. Dollars

For May 2005

Exchange rate as of April 29, 2005: (Per May 2, 2005 Wall Street Journal)	1.00 €	=	$1.2867

Germany IMP
Part No.	Product Description	IBKG price	distributor discount	Euro Price	USD Price
0100008	INRatio testing kit comprising:	[***]€	[***]%	[***]€	$	[***]
INRatio meter
INRatio self-test user’s guide
Quick ref. guide
Patient results log
Auto-lancet device
12 blood lancets
Starter kit
4 AA batteries
Carrying tote
0100071	INRatio test strips – box of 12	[***]€	[***]%	[***]€	$	[***]
0100139	INRatio test strips – box of 48	[***]€	[***]%	[***]€	$	[***]
0200122	12 Unilet GP lancets	[***]€	[***]%	[***]€	$	[***]
0200138	100 Unilet GP lancets	[***]€	[***]%	[***]€	$	[***]
0200121	Auto-lancet device	[***]€	[***]%	[***]€	$	[***]
0902009	50 Unistik 2 Single Use Lancets	[***]€	[***]%	[***]€	$	[***]
0200116	INRatio self-test user’s guide	[***]€	[***]%	[***]€	$	[***]
0200016	Carrying tote	[***]€	[***]%	[***]€	$	[***]
0200083	Patient results log 100 pack	[***]€	[***]%	[***]€	$	[***]
0100260	Power supply international 200 Volt	[***]€	[***]%	[***]€	$	[***]
0200235	Microsafe tubes	[***]€	[***]%	[***]€	$	[***]
0200026	INRatio Data Cable (when available)	[***]€	[***]%	[***]€	$	[***]

Volume related prices:		Euro prices			USD prices
		Box 1	Box 2	Box 3	Box 1		Box 2		Box 3
		[***]	[***]	[***]	[***]		[***]		[***]
0100008	INR testing kit	[***]€	[***]€	[***]€	$	[***]	$	[***]	$	[***]

Quantity to exceed per box to go to next box:						[***]		[***]		[***]
0100071	INRatio test strips – box of 12	[***]€	[***]€	[***]€	$	[***]	$	[***]	$	[***]
0100139	INRatio test strips – box of 48	[***]€	[***]€	[***]€	$	[***]	$	[***]	$	[***]

Additional Arrangements

Standard ordering (German INRatio kit)
0100071	INRatio test strips – box of 12	[***] pack will be ordered [***] to complement each ordered INRatio kit PN 0100008

Additional ordering (Trainer Pack) [***] with every[***] ordered INRatio Kits PN 0100008
0100071	INRatio test strips – box of 12	2 packs
0200122	12 Unilet GP lancets	2 packs

Additional ordering (Trainer Starter Pack) [***] when approved by HemoSense
0100008	INRatio testing kit (Demo version)	2
0100071	INRatio test strips – box of 12	2 packs
0200122	12 Unilet GP lancets	2 packs

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.